Exhibit 99.1

Worthington Industries to Acquire Structural Composites Industries

Expands Cylinder Product Line

COLUMBUS, Ohio--(BUSINESS WIRE)--September 4, 2009--Worthington Industries, Inc. (NYSE:WOR) announced today that its Worthington Cylinders business segment has purchased Structural Composites Industries, LLC (SCI).

SCI is a leading manufacturer of DOT-approved lightweight, aluminum-lined, composite-wrapped high pressure cylinders used in commercial, military, marine and aerospace applications. Product lines include cylinders for alternative fuel vehicles using natural gas or hydrogen, self-contained breathing apparatus (SCBA), aviation oxygen and escape slides, military applications, home oxygen therapy, and advanced & cryogenic structures.

SCI is located in Pomona, Calif., and has approximately 150 employees. Revenues were approximately $36 million in calendar year 2008. The transaction is expected to be modestly accretive in the first year.

“With this acquisition we continue to execute on our strategy to grow the pressure cylinder business, with a focus on broadening the portfolio beyond its original, core markets,” said Worthington Industries Chairman and CEO, John P. McConnell.

“SCI’s expertise in manufacturing composite cylinders and their strong management team are the perfect complement to our existing steel and aluminum product lines,” said Harry Goussetis, President of Worthington Cylinders. “This business is our entry into weight critical applications and it will expand our opportunities in the faster growing alternative fuels and SCBA sectors.”

About Worthington Cylinders

Worthington Cylinders is the world’s leading global supplier of pressure cylinders, continually delivering solutions to its customers while exceeding their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including liquefied petroleum; refrigerant and industrial gas cylinders, airbrake tanks and consumer products.

About Worthington Industries

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $2.6 billion. The Columbus, Ohio based company is North America’s premier value added steel processor and a leader in manufactured metal products such as light gauge steel framing for commercial and residential construction; framing systems and stairs for mid-rise buildings; pressure cylinder products such as propane, oxygen and helium tanks, hand torches, camping cylinders, and scuba tanks; current and past model automotive service stampings; metal ceiling grid systems; steel pallets and racks; and laser welded blanks. Worthington employs approximately 6,400 people and operates 61 facilities in 10 countries.

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company relating to the expected benefits of the acquisition including the expected growth of the pressure cylinder business; increases to product lines; or opportunities to participate in certain markets; and other non-historical matters constitute "forward looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: the possibility that costs or difficulties related to the integration of the business acquired are greater than expected; the ability to maintain relationships with customers of the acquired business; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials, supplies, utilities and other items required by operations; the ability to realize price increases, cost savings and operational efficiencies on a timely basis; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company; the level of imports and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.

www.WorthingtonIndustries.com

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com